Exhibit 99.(14)(a)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 6, 2024, with respect to the consolidated financial statements of Blue Owl Credit Income Corp., incorporated herein by reference, and our report dated April 2, 2024, with respect to the senior securities table, included herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Blue Owl Credit Income Corp. prospectus.

/s/ KPMG LLP

New York, New York

April 3, 2024